Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and among

SOUNDHOUND AI, INC.,

AND

THE OTHER HOLDERS FROM TIME TO TIME PARTIES
HERETO

Dated as of [___], 2026

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [__], 2026, is by and among (i) SoundHound AI, Inc., a Delaware corporation (“Company”) and the Holders (as defined herein) party hereto for which an authorized signatory has provided a signature across from such Holder’s name on Schedule A hereto (each a “Party” and, collectively, the “Parties”).

WHEREAS, the Company has entered into that certain notes restructuring agreement the (“Notes Restructuring Agreement”) with LivePerson, Inc., a Delaware corporation (“LivePerson”), and the Holders, dated April [__], 2026, and has agreed to provide the Holders with certain resale shelf registration rights with respect to the Registrable Securities (as herein after defined) received by the Holders pursuant to the Notes Restructuring Agreement; and

WHEREAS, the Company, LivePerson and Lightspeed Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), have entered into that certain Merger Agreement (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Merger Agreement”), dated April [__], 2026, pursuant to which, upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, among other things, at the Effective Time (as defined in the Merger Agreement), Merger Sub shall merge with and into LivePerson (the “Merger”), the separate corporate existence of Merger Sub shall cease and LivePerson shall continue as the surviving corporation of the Merger and a direct, wholly owned subsidiary of the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto mutually agree as follows:

Article I.
DEFINITIONS

Section 1.01 Definitions.

(a) The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Persons directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, that (i) “Affiliate” shall not include any portfolio company of any specified Person and (ii) with respect to the Company, “Affiliates” means the Company and any Person that is controlled, directly or indirectly, by the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Commission” means the U. S. Securities and Exchange Commission.

“Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company (NASDAQ:SOUN).

“Holder” means any holder from time to time of Registrable Securities that is a Party to this Agreement.

“Joinder Agreement” means a joinder agreement to this Agreement, a form of which is attached hereto as Exhibit A.

“Person” means an individual, a corporation, a partnership, limited liability entity, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means (i) the Common Stock received by the Holders pursuant to the Notes Restructuring Agreement and (ii) any other common securities issued or issuable therefor or with respect thereto, whether by way of stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization, merger, consolidation, distribution or similar event. As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (1) a registration statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the 1933 Act and such securities shall have been sold, transferred or disposed of pursuant to such registration statement, (2) such securities have been sold pursuant to a Rule 144 Transfer, (3) such securities shall have been repurchased by the Company or ceased to be outstanding, (4) such securities shall have been otherwise transferred by such Holder to an entity or Person other than pursuant to Section 3.05, new certificates for such securities not bearing (or book-entry positions not subject to) a 1933 Act legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the 1933 Act or any state securities or blue sky law then in effect or (5) such Holder is able to dispose of all of its Registrable Securities pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and without any requirement that current public information be available with respect to the Company or that the Company has complied with public reporting requirements under the 1934 Act.

“Rule 144” means Rule 144 under the 1933 Act (or any successor Rule).

“Rule 144 Transfer” means any transfer for value conducted in accordance with Rule 144 (or any successor rule promulgated thereafter by the Commission).

(b) The following terms are defined in the respective Sections set opposite each such term below

Term	Section
Advice	Section 2.02
Agreement	Preamble
Blackout Period	Section 2.05
Company	Preamble
Filing Deadline	Section 2.01(a)
Registration Default	Section 2.01(e)
Registration Default Payment	Section 2.01(e)
Opt-Out Request	Section 3.01
Shelf Registration	Section 2.01(a)
Shelf Registration Statement	Section 2.01(a)

Article II.
REGISTRATION RIGHTS

Section 2.01 Resale Shelf Registration.

(a) The Company shall (i) file on the date hereof (the “Filing Deadline”) a registration statement on Form S-3, including but not limited to by way of a prospectus supplement to an existing shelf registration statement of the Company, to register for resale from time to time the Registrable Securities of the Holders then outstanding on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act or any successor rule thereto (such shelf registration, a “Shelf Registration”, and such registration statement, a “Shelf Registration Statement”) and (ii) use its reasonable best effort to maintain the effectiveness of such registration statement in accordance with clause (b) of this Section 2.01. The Shelf Registration Statement shall be an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act and shall become effective upon filing with the Commission pursuant to Rule 462(e) under the 1933 Act; provided, however, that if the Company is not eligible to use an “automatic shelf registration statement” as of the Filing Deadline, the Company shall nevertheless file a Shelf Registration Statement on Form S-3 (or such other appropriate form) on the Filing Deadline and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof, but in no event later than the earlier of (i) sixty (60) calendar days following the Filing Deadline if the Commission notifies the Company that it will “review” the Shelf Registration Statement and (ii) the third (3rd) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the registration statement will not be “reviewed” or will not be subject to further review (such earlier time, the “Effectiveness Deadline”). The “Plan of Distribution” section of such Shelf Registration Statement shall permit all methods of distribution permitted by applicable law, including underwritten offerings, at-the-market transactions, brokerage transactions, Rule 144 sales, private transactions, “bought deals,” overnight underwritten offerings, block trades, trades through options, short sales, forward sales, puts, agented transactions, stock lending transactions, hedging and other derivative transactions and sales not involving a public offering by its pledgees, assignees, donees, transferees or successors-in-interest.

(b) The Company shall use its reasonable best efforts to keep any Shelf Registration Statement continuously effective under the 1933 Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the Commission a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act, the 1934 Act, any state securities or blue sky laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by Holders, as to such Registrable Securities, until the date as of which such securities cease to be Registrable Securities.

(c) The Company will use reasonable best efforts to remain eligible to use Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on a continuous basis on another appropriate form reasonably acceptable to the Holders, including a Form S-1, and (ii) undertake to register the Registrable Securities on Form S-3 promptly; provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(d) Notwithstanding anything contained herein, in the event that the Commission requires the Company to reduce the number of Registrable Securities to be included in a Shelf Registration Statement in order to allow the Company to rely on Rule 415 with respect to such Shelf Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Shelf Registration Statement to the maximum number of securities as is permitted to be registered by the Commission. Any such reduction shall be allocated among the Holders on a pro rata basis based on the number of Registrable Securities held by each Holder relative to the aggregate number of Registrable Securities held by all Holders. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its reasonable best efforts to file one or more additional Shelf Registration Statements so as to cover all of the Registrable Securities not covered by such initial Shelf Registration Statement until such time as all Registrable Securities have been included in Shelf Registration Statements that have been declared effective and the prospectuses contained therein are available for use by the Holders, in each case as soon as practicable (taking into account any position of the staff of the Commission with respect to the date on which the Commission will permit such additional Shelf Registration Statement(s) to be filed and the rules and regulations of the Commission).

(e) If (i) the Shelf Registration Statement is not filed by the Filing Deadline (regardless of application of a Blackout Period), (ii) the Shelf Registration Statement has not been declared effective by the Effectiveness Deadline, (iii) after the Shelf Registration Statement has been declared effective, such Shelf Registration Statement ceases to be effective or the prospectus contained therein ceases to be usable for a period in excess of any Blackout Period permitted under Section 2.05, or (iv) the Holders are otherwise unable to use the Shelf Registration Statement or the prospectus contained therein due to the operation of Section 2.02(d) or the last paragraph of Section 2.02 (each such event, a “Registration Default”), then the Company shall pay to each Holder, as liquidated damages and not as a penalty, an amount equal to 1.0% of such Holder’s pro rata portion, determined based on the Holder Shares (as defined in the Notes Restructuring Agreement) actually received by the Holder on the date hereof or transferred to the Holder in connection with an assignment pursuant to Section 3.05, of (x) the First Lien Holder Aggregate Stock Consideration Amount (as defined in the Notes Restructuring Agreement) or (y) the Second Lien Holder Aggregate Stock Consideration Amount (as defined in the Notes Restructuring Agreement), as applicable, constituting Registrable Securities subject to such Registration Default (the “Consideration Amount”) for each 30-day period (or pro rata portion thereof) during which such Registration Default continues (each such payment, a “Registration Delay Payment”). Registration Delay Payments shall be paid on the first Business Day following each 30-day period during which a Registration Default is continuing and shall accrue from and including the date on which the applicable Registration Default first occurs until such Registration Default is cured; provided that the aggregate Registration Delay Payments made to any Holder pursuant to this Agreement shall in no event exceed 3.0% of such Holder’s Consideration Amount. The Parties agree that the Registration Delay Payments represent a reasonable estimate of the damages that may be incurred by the Holders by reason of any Registration Default and shall not be deemed to constitute a penalty.

SECTION 2.02 Registration Procedures.  With respect to any registration which includes Registrable Securities held by a Holder, the Company will, subject to Section 2.01, promptly:

(a) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and cause such registration statement to become effective, each in accordance with Section 2.01, and to be maintained in effect in accordance with the terms of this Agreement; provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto (excluding any filings required to be made pursuant to the 1934 Act in the reasonable determination of the Company), the Company will furnish to the Holders covered by such registration statement and their counsel copies of or drafts of all such documents proposed to be filed, at least ten (10) Business Days prior to the filing thereof, which documents will be subject to the reasonable review of such Holders and their counsel. Each Holder will have the opportunity to object to any information pertaining to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information two (2) Business Days prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto; provided, however, that the Company will not include on any registration statement or amendment thereto (excluding any filings required to be made pursuant to the 1934 Act in the reasonable determination of the Company) or any prospectus or any supplement thereto Registrable Securities of any Holder that objects in writing one (1) Business Days prior to such filing to such inclusion in such filing or to any description of it therein. In no event shall any Holder be identified as a statutory underwriter in the registration statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that a Holder be identified as a statutory underwriter in the registration statement, such Holder will have an opportunity to withdraw from the registration statement;

(b) prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c) furnish to such Holder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Holder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein as the Holder may reasonably request in order to facilitate the disposition of the securities being sold by such Holder (it being understood that the Company consents in writing to the use by the Holder covered by the registration statement in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto of the prospectus and any amendment or supplement thereto that is prepared by the Company);

(d) promptly notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, and in any event within five (5) Business Days of the Company becoming aware of such event, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

(f) use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Stock is then listed or proposed to be listed by the Company;

(g) make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the twelve (12)-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12)-month period;

(h) after the filing of a registration statement, (i) promptly notify each Holder covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment;

(i) if requested by such Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(j) on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Holder and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Holder requests in writing, to use reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then otherwise subject;

(k) cooperate with such Holder if any, to facilitate the timely preparation and delivery of certificates or DRS or other book-entry statements (in each case not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as such Holder may request;

(l) pay the filing fee covering all Registrable Securities included in a registration statement at the time such registration statement is filed; and

(m) otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated by this Agreement.

The Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.02(d) will forthwith discontinue disposition of the securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.02(d) or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Holder will deliver to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

Section 2.03 Registration Expenses.

(a) In the case of any registration hereunder, the Company shall bear all expenses incident to the performance of or compliance with this Agreement, including all Commission filing fees and expenses, fees and expenses of listing any Registrable Securities on any securities exchange on which the shares of Common Stock are then listed, fees and expenses of compliance with securities or blue sky laws, the costs and charges of any transfer agent and any registrar, all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, the Financial Industry Regulatory Authority, Inc., printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and subject to the limitations set forth in Schedule B hereto, the reasonable and documented fees and disbursements of counsel to the Holders.

(b) The obligation of the Company to bear the expenses described in Section 2.03(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or revoked, or is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 2.04 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, employees, stockholders, members, general and limited partners, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Holder, including any general partner or manager of any thereof, against all losses, claims, damages, actions, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act), any written communication undertaken in reliance on either Section 5(d) of, or Rule 163B under, the 1933 Act, in an offering of Registrable Securities in which such Holder participates, or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (ii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Company of any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the 1933 Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, except in each case insofar as the same are made in reliance on and in strict conformity with any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein.

(b) Indemnification by the Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Holder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company and any other Holder, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the written information or signed affidavit with respect to such Holder so furnished in writing by such Holder expressly for use in the registration statement or prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to a registration statement in accordance with the terms of this Agreement. The Company and the Holders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the applicable Holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) the beneficial ownership of Registrable Securities by such Holder and its Affiliates and (b) the name and address of such Holder.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to the indemnifying party with respect to such claim or unless such representation would present a conflict of interest, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party. No indemnifying party in the defense of any such claim or litigation, shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party An indemnifying party shall not be liable under this Section 2.04 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d) Contribution. If for any reason the indemnification provided for in Section 2.04(a) and Section 2.04(b), is unavailable to an indemnified party as contemplated by Section 2.04(a) and Section 2.04(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. In no event shall the liability of any selling Holder be greater in amount than the amount of the net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in Section 2.04(b) had been available. No Person guilty (as determined in a final non-appealable judgement) of fraudulent misrepresentation (within the meaning of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 2.05 BLACKOUT PERIODS. Upon giving written notice to the Holders of Registrable Securities (which notice shall not, without the prior written consent of any Holder, disclose to such Holder any material non-public information), the Company shall be entitled to delay or suspend the filing or effectiveness of any registration statement or any amendment thereto or suspend the Holders’ use of any prospectus or any supplement thereto only to the extent reasonably necessary, if (a) the board of directors of the Company (the “Board”) determines that a postponement is in the best interest of the Company and its stockholders generally due to a proposed transaction involving the Company and determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such registration statement, or (b) the Board determines such registration would render the Company unable to comply with applicable securities laws, in each case as certified in a certificate of the Chief Executive Officer or Chief Financial Officer of the Company; provided, further, that (i) the Company may not delay the filing or effectiveness of, or suspend, any registration statement for longer than forty-five (45) consecutive calendar days (such period, a “Blackout Period”), in excess of ninety (90) days in any 12-month period or more than two (2) times in any 12-month period, (ii) the Company may not commence a Blackout Period within twenty (20) calendar days after the expiration of a prior Blackout Period, (iii) the Company shall promptly notify the Holders in writing upon the termination of any Blackout Period, and (iv) the Company may not file any registration statement during a Blackout Period (other than on Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms).

SECTION 2.06 PARTICIPATION IN REGISTRATIONS. No Holder may participate in any registration hereunder unless such Holder (a) agrees to sell its securities on the basis provided in the “Plan of Distribution”, and (b) completes and executes all questionnaires and other documents customarily required under the terms of such registration and provides such written information concerning itself as may be required for registration, including for inclusion in any registration statement; provided that such Holder shall be required to complete and execute such documents and provide such written information only to the extent the Holders of a majority of Registrable Securities participating in such registration shall also be required to complete and execute such documents and provide such written information.

SECTION 2.07 RULE 144. The Company shall use its reasonable best efforts to timely file the reports required to be filed by it under the 1934 Act or the 1933 Act (including the reports under Sections 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemption provided by Rule 144. Promptly upon request, the Company shall deliver to any Holder a written statement as to whether it has complied with such requirements and any other documents reasonably requested to remove restrictive legends or sell shares under Rule 144. The Company shall instruct the transfer agent to remove any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities if (a) such shares of Common Stock are sold pursuant to an effective registration statement under the 1933 Act; (b) a registration statement covering the resale of such shares of Common Stock is effective under the 1933 Act and the applicable Holder and any broker-dealer in custody of such securities delivers to the Company a “will comply” representation letter reasonably acceptable to the Company and its counsel; (c) such shares of Common Stock are sold or transferred pursuant to Rule 144 or (d) such shares of Common Stock are eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the 1934 Act, provided that in the case of each of subsections (a) through (d), the Company and its transfer agent have timely received from Holder and any broker-dealer in custody of such securities customary representation and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith. The Company shall bear all reasonable fees and expenses, including any legal opinion fees, reasonable and documented legal fees and expenses of counsel to the Holders subject to the limitations set forth in Schedule B hereto, transfer agent fees, and other out-of-pocket costs, incurred in connection with the removal of such legends.

SECTION 2.08 FURTHER ASSURANCE. Each Holder hereby agrees to take any and all reasonable actions required to be taken hereunder to ensure the performance by it of its obligations pursuant to this Agreement.

Article III.
MISCELLANEOUS

SECTION 3.01 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be sent by email and shall be deemed to have been duly given upon confirmation of receipt, including by a “read receipt requested” function, and can also (in addition to email) be delivered personally or sent by overnight courier to the Parties at the addresses set forth on the signature pages or Schedule A hereto or at such other address as a Party may designate by notice to the other Parties and shall be deemed to have been duly given one (1) Business Day after being sent.

SECTION 3.02 BINDING EFFECT; BENEFITS; ENTIRE AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the Parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the Parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter of this Agreement in any way.

SECTION 3.03 NO WAIVER. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereunder.

SECTION 3.04 AMENDMENT. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by (a) in the case of any amendment, the Company, Lynrock Lake Master Fund LP and the Holders that beneficially own a majority of Registrable Securities hereunder, provided that no amendment that disproportionately and adversely affects any individual Holder shall be effective without that Holder’s written consent, and (b) in the case of a waiver, the Party waiving its rights hereunder. No failure or delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

SECTION 3.05 ASSIGNABILITY. This Agreement and the rights and obligations of any Holder hereunder may be assigned or transferred, in whole or in part, (a) to any Affiliate of such Holder or (b) to any transferee of Registrable Securities who acquires such securities from such Holder (including by way of (i) sales to third parties or (ii) distributions or other transfers to partners, members, or shareholders of such Holder, or to any investment fund or other entity controlled by, controlling, or under common control with such Holder) and is unable to immediately sell, without limitations (including, but not limited to, any limitation on volume or manner of sale) or restrictions under Rule 144 (including, for the avoidance of doubt, any requirement that current public information be available with respect to the Company or that the Company to be in compliance with public reporting requirements under the 1934 Act), all Registrable Securities held by such Person, provided that such transferee executes and delivers a Joinder Agreement in the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement as a “Holder” and, for any transfer under clause (b) of this section, other than a transfer contemplated by clause (b)(ii), the aggregate value of the Registrable Securities being transferred to such transferee in such transaction is equal to or greater than five million dollars ($5,000,000). Any such permitted assignment or transfer shall not be deemed to terminate or otherwise affect any rights or obligations under this Agreement, and all references herein to the “Holder” shall be deemed to include such permitted assignees.

SECTION 3.06 TERMINATION; SURVIVAL. Except for Section 2.04 of this Agreement, which shall survive any such termination, (i) this Agreement shall terminate, with respect to any Holder, automatically when such Holder no longer holds any Registrable Securities, and (ii) this Agreement shall terminate as to all Parties when no Holder holds any Registrable Securities.

SECTION 3.07 APPLICABLE LAW. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each of the Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division), or if subject matter jurisdiction over the applicable matter is vested exclusively in the federal courts of the United States of America, the Federal court of the United States of America sitting in the district of Delaware, and any appellate court from any thereof, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties further agrees to accept service of process in any manner permitted by such court. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 3.08 SPECIFIC PERFORMANCE. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court (this being in addition to any other remedy to which they are entitled at law or in equity), and each Party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate. The non-prevailing party to such proceeding shall reimburse the prevailing party for the reasonable costs of and expenses for counsel for such prevailing party incurred in connection with any such proceeding.

SECTION 3.09 SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of the Agreement will not be affected and will remain in full force and effect.

SECTION 3.10 SECTION AND OTHER HEADINGS; INTERPRETATION. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The term “or” is not exclusive and shall have the meaning represented by the term “and/or”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

SECTION 3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, Portable Document Format (PDF) or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more Parties hereto by facsimile, PDF or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement as well as any facsimile, PDF or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SOUNDHOUND AI, INC.

By:
Name:
Title:

Notice Address:

Email:

[Signature Page to Registration Rights Agreement]

Schedule A

Signature and Notice Information of Holders

Holder	Address	Email Address	Signature of Authorized Signatory	Name/Title

Schedule B

The reimbursement of reasonable and documented fees and disbursements of counsel to the Holders set forth in Section 2.03 and 2.07 hereto shall not exceed, in the aggregate for Section 2.03 and 2.07, $10,000 per Holder (or $10,000 per group of Holders, to the extent any such Holders are affiliated and inclusive of any transferees pursuant to Section 3.05). Such Holders shall keep the Company reasonably apprised of the amount of any such expenses incurred in advance of the invoicing thereof.

EXHIBIT A

SIGNATURE PAGE AND JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

By executing and delivering this Signature Page and Joinder Agreement, the undersigned hereby agrees, to (i) become a party to that certain Registration Rights Agreement, dated [●], 2026 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Registration Rights Agreement”), by and among SoundHound AI, Inc., a Delaware corporation, and the other parties thereto and (ii) be deemed to be and be bound as a Holder (as defined in the Registration Rights Agreement) with such rights (and related obligations and liabilities) in respect of the Registrable Securities (as defined in the Registration Rights Agreement) being acquired by the undersigned in connection with the execution of this Signature Page and Joinder Agreement and subject to the terms and conditions of the Registration Rights Agreement as if an original party thereto.

By:
Name:
Title:
Notice Address:
Email: